Exhibit 99.1

             Gladstone Commercial Announces First Quarter
                             2007 Results

    -- Reports net income available to common stockholders of approximately $0.5 million, or $0.06 per diluted weighted average common share

    -- Reports funds from operations ("FFO") of approximately $2.9 million, or $0.34 per diluted weighted average common share

    -- Purchased three properties and one leasehold interest for a total investment of approximately $41.8 million

    Business Editors

    MCLEAN, Va.--(BUSINESS WIRE)--xx--Gladstone Commercial Corp. (NASDAQ:GOOD) (the "Company") today reported financial results for the quarter ended March 31, 2007. A description of FFO, a relative non-GAAP ("Generally Accepted Accounting Principles in the United States") financial measure, is located at the end of this news release. All per share references are fully diluted weighted average common shares, unless otherwise noted.

    Net income available to common stockholders for the quarter ended March 31, 2007 was $506,905, or $0.06 per share, compared to $502,356, or $0.06 per share, for the same period one year ago. Net income results when compared to the same period last year were affected by increased revenues related to the acquisition of 11 properties since March 31, 2006, partially offset by increased expenses attributable to the 11 properties, interest expense associated with the leveraging of the Company's properties and dividends paid on the Company's preferred stock. Net income results for the quarter ended March 31, 2007 include a full waiver of the incentive fee, approximately $586,000, from the Company's Adviser, Gladstone Management Corporation.

    FFO for the quarter ended March 31, 2007 was $2,924,717, or $0.34 per share, compared to $2,337,096, or $0.30 per share, for the same period one year ago. A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:



                                       For the three    For the three
                                        months ended    months ended
                                       March 31, 2007  March 31, 2006
                                      --------------------------------

Net income                                 $1,530,342        $846,800
Less: Dividends attributable to
 preferred stock                           (1,023,437)       (344,444)
                                      ---------------- ---------------
Net income available to common
 stockholders                                $506,905        $502,356

Add: Real estate depreciation and
 amortization, including discontinued
 operations                                 2,417,812       1,834,740
                                      ---------------- ---------------
FFO available to common stockholders       $2,924,717      $2,337,096


Weighted average shares outstanding -
 basic                                      8,565,264       7,672,000
Weighted average shares outstanding -
 diluted                                    8,565,264       7,821,658

Basic net income per weighted average
 common share                                   $0.06           $0.07
                                      ================ ===============
Diluted net income per weighted
 average common share                           $0.06           $0.06
                                      ================ ===============
Basic FFO per weighted average common
 share                                          $0.34           $0.30
                                      ================ ===============
Diluted FFO per weighted average
 common share                                   $0.34           $0.30
                                      ================ ===============


    First quarter highlights:

    -- Purchased three properties and one leasehold interest with an aggregate of approximately 546,000 square feet for an aggregate purchase price of approximately $41.8 million;

    -- Borrowed $13.8 million pursuant to a long-term note payable collateralized by security interests in 3 properties, which accrues interest at a rate of 6.0% per year;

    -- Implemented the amended advisory agreement with its Adviser and an administration agreement with its Administrator, Gladstone Administration; and

    -- Declared monthly cash dividends of $0.12 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of January, February and March 2007.

    "Our first quarter results were positively impacted by the four acquisitions completed during the quarter. With the termination of our stock option plan, the implementation of our amended advisory agreement, and the number of acquisitions we currently have in our pipeline, we believe that our earnings in 2007 can grow significantly," said Chip Stelljes, Executive Vice President and Chief Investment Officer.

    Subsequent to quarter end, the Company:

    -- Declared monthly cash dividends of $0.12 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of April, May and June 2007.

    The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended March 31, 2007, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission ("SEC") and the Form 10-Q can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

    The Company will hold a conference call Wednesday, May 2, 2007 at 8:30 a.m. ET to discuss its earnings results. Please call (877)
407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

    The conference call replay will be available two hours after the call and will be available through June 2, 2007. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 239213.

    Gladstone Commercial Corporation is a publicly traded real estate investment trust that focuses on investing in and owning triple-net leased industrial, commercial and retail real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

    For further information, contact Robert Johnson at 703-287-5835.

    NON-GAAP FINANCIAL MEASURES

    Funds from Operations

    The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO, as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income), and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

    The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

    To learn more about FFO please refer to the Form 10-Q for the quarter ended March 31, 2007, as filed with the SEC today.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "may," "will," "believes," "anticipates," "intends," "expects," "projects," "estimates" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended, December 31, 2006, as filed with the SEC on February 27, 2007, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed today. The risk factors set forth in the Form 10-K and Form 10-Q under the caption "Risk Factors" are specifically incorporated by reference into this press release. All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                   Gladstone Commercial Corporation
                     Consolidated Balance Sheets
                             (Unaudited)

                                            March 31,    December 31,
                                                2007          2006
                                           ------------- -------------

ASSETS
Real estate, net of accumulated
 depreciation of $10,189,209 and
 $8,595,419, respectively                  $272,001,341  $235,118,123
Lease intangibles, net of accumulated
 amortization of $4,999,702 and
 $4,175,685, respectively                    25,958,470    23,416,696
Mortgage notes receivable                    10,000,000    10,000,000
Cash and cash equivalents                     7,086,594    36,005,686
Restricted cash                               1,354,961     1,225,162
Funds held in escrow                          1,633,184     1,635,819
Interest receivable - mortgage note              86,111             -
Interest receivable - employees                  60,422        43,716
Deferred rent receivable                      3,914,132     3,607,279
Deferred financing costs, net of
 accumulated amortization of $1,631,759
 and $1,467,297, respectively                 3,927,288     3,713,004
Prepaid expenses                                337,777       521,290
Deposits on real estate                         450,000       300,000
Accounts receivable                             379,055       179,247
                                           ------------- -------------

TOTAL ASSETS                               $327,189,335  $315,766,022
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Mortgage notes payable                     $168,074,478  $154,494,438
Deferred rent liability                       4,522,208     4,718,599
Asset retirement obligation liability         1,723,437     1,631,294
Accounts payable and accrued expenses           457,332       673,410
Due to adviser                                  689,062       183,042
Rent received in advance, security
 deposits and funds held in escrow            2,050,220     1,841,063
                                           ------------- -------------

Total Liabilities                           177,516,737   163,541,846
                                           ------------- -------------

STOCKHOLDERS' EQUITY
Redeemable preferred stock, $0.001 par
 value; $25 liquidation preference;
 2,300,000 shares authorized and 2,150,000
 shares issued and outstanding,
 respectively                                     2,150         2,150
Common stock, $0.001 par value, 17,700,000
 shares authorized and 8,565,264 shares
 issued and outstanding, respectively             8,565         8,565
Additional paid in capital                  170,640,979   170,640,979
Notes receivable - employees                 (3,176,310)   (3,201,322)
Distributions in excess of accumulated
 earnings                                   (17,802,786)  (15,226,196)
                                           ------------- -------------

Total Stockholders' Equity                  149,672,598   152,224,176
                                           ------------- -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $327,189,335  $315,766,022
                                           ============= =============




                   Gladstone Commercial Corporation
                Consolidated Statements of Operations
                             (Unaudited)

                                                For the three months
                                                   ended March 31,
                                               -----------------------
                                                  2007        2006
                                               ----------- -----------
Operating revenues
    Rental income                              $7,078,036  $4,867,075
    Interest income from mortgage notes
     receivable                                   250,000     552,913
    Tenant recovery revenue                        55,735       5,623
                                               ----------- -----------
      Total operating revenues                  7,383,771   5,425,611
                                               ----------- -----------

Operating expenses
    Depreciation and amortization               2,417,812   1,799,201
    Base management fee                           482,044     652,742
    Administration fee                            207,018           -
    Incentive fee                                 585,768           -
    Professional fees                             149,431     198,459
    Taxes and licenses                             15,007      50,894
    Insurance                                     146,252      82,998
    General and administrative                    111,902      47,817
    Directors fees                                 54,250      33,500
    Stockholder related expenses                   99,617      64,469
    Asset retirement obligation expense            28,160      46,702
    Stock option compensation expense                   -      46,216
                                               ----------- -----------
      Total operating expenses before credit
       from Adviser                             4,297,261   3,022,998
                                               ----------- -----------

Credit to incentive fee                          (585,768)          -
                                               ----------- -----------
          Total expenses net of credit to
           incentive fee                        3,711,493   3,022,998
                                               ----------- -----------

Other income (expense)
    Interest income from temporary investments    229,016       7,373
    Interest income - employee loans               60,422       5,548
    Other income                                    8,414           -
    Interest expense                           (2,514,461) (1,618,571)
                                               ----------- -----------
      Total other expense                      (2,216,609) (1,605,650)
                                               ----------- -----------

Income from continuing operations               1,455,669     796,963
                                               ----------- -----------

Discontinued operations
    (Loss) income from discontinued operations     (4,001)     38,038
    Net realized income (loss) from foreign
     currency transactions                              7        (816)
    Net unrealized gain from foreign currency
     transactions                                       -      12,615
    Taxes on sale of real estate                   78,667           -
                                               ----------- -----------
      Total discontinued operations                74,673      49,837
                                               ----------- -----------

Net income                                      1,530,342     846,800
                                               ----------- -----------

Dividends attributable to preferred stock      (1,023,437)   (344,444)
                                               ----------- -----------

Net income available to common stockholders      $506,905    $502,356
                                               =========== ===========

Earnings per weighted average common share -
 basic
      Income from continuing operations (net
       of dividends attributable to preferred
       stock)                                       $0.05       $0.06
      Discontinued operations                        0.01        0.01
                                               ----------- -----------

      Net income available to common
       stockholders                                 $0.06       $0.07
                                               =========== ===========

Earnings per weighted average common share -
 diluted
      Income from continuing operations (net
       of dividends attributable to preferred
       stock)                                       $0.05       $0.06
      Discontinued operations                        0.01        0.00
                                               ----------- -----------

      Net income available to common
       stockholders                                 $0.06       $0.06
                                               =========== ===========

Weighted average shares outstanding
      Basic                                     8,565,264   7,672,000
                                               =========== ===========
      Diluted                                   8,565,264   7,821,658
                                               =========== ===========




                   Gladstone Commercial Corporation
                Consolidated Statements of Cash Flows
                             (Unaudited)

                                               For the three months
                                                  ended March 31,
                                             -------------------------
                                                2007         2006
                                             ------------ ------------

Cash flows from operating activities:
  Net income                                  $1,530,342     $846,800
Adjustments to reconcile net income to net
 cash provided by operating activities:
    Depreciation and amortization, including
     discontinued operations                   2,417,812    1,834,740
    Amortization of deferred financing
     costs, including discontinued
     operations                                  164,462      121,871
    Amortization of deferred rent asset           63,374       63,374
    Amortization of deferred rent liability     (196,391)     (80,290)
    Asset retirement obligation expense,
     including discontinued operations            28,160       55,143
    Increase in deferred rent receivable        (370,227)    (224,386)
    Stock compensation                                 -       46,216
    Increase in mortgage notes payable due
     to change in value of foreign currency            -      (12,615)
    (Increase) decrease in mortgage interest
     receivable                                  (86,111)         163
    Increase in employee interest receivable     (16,706)      (5,548)
    Increase in prepaid expenses and other
     assets                                      (16,295)    (126,847)
    Increase in accounts payable, accrued
     expenses, and amount due adviser            289,942      282,551
    Increase in rent received in advance          79,357      204,757
                                             ------------ ------------
            Net cash provided by operating
             activities                        3,887,719    3,005,929
                                             ------------ ------------

Cash flows from investing activities:
   Real estate investments                   (41,778,821) (18,302,939)
   Principal repayments on mortgage notes
    receivable                                         -       25,360
   Net payments to lenders for reserves held
    in escrow                                   (214,107)  (1,251,385)
  (Increase) decrease in restricted cash        (129,799)      38,695
   Deposits on future acquisitions              (610,000)    (350,000)
   Deposits applied against real estate
    investments                                  460,000      750,000
                                             ------------ ------------
            Net cash used in investing
             activities                      (42,272,727) (19,090,269)
                                             ------------ ------------

Cash flows from financing activities:
  Proceeds from share issuance                         -   25,000,000
  Offering costs                                       -   (1,302,006)
  Borrowings under mortgage notes payable     13,775,000   17,000,000
  Principal repayments on mortgage notes
   payable                                      (194,961)    (117,486)
  Borrowings from line of credit                       -   35,200,000
  Repayments on line of credit                         -  (56,500,000)
  Increase in reserves from tenants              346,542      523,636
  Principal repayments on employee loans          25,012            -
  Payments for deferred financing costs         (378,745)  (1,073,561)
  Dividends paid for common and preferred     (4,106,932)  (3,106,364)
                                             ------------ ------------
            Net cash provided by financing
             activities                        9,465,916   15,624,219
                                             ------------ ------------

Net decrease in cash and cash equivalents    (28,919,092)    (460,121)

Cash and cash equivalents, beginning of
 period                                       36,005,686    1,740,159

                                             ------------ ------------
Cash and cash equivalents, end of period      $7,086,594   $1,280,038
                                             ============ ============

NON-CASH INVESTING ACTIVITIES

Increase in asset retirement obligation          $92,143   $1,373,820
                                             ------------ ------------

NON-CASH FINANCING ACTIVITIES

Fixed rate debt assumed in connection with
 acquisitions                                         $-  $30,129,654
                                             ------------ ------------

    CONTACT: Gladstone Commercial Corp.
             Robert Johnson, 703-287-5835